cns
cognitive neuro sciences

5201 W. Kennedy Blvd. Suite 615 • Tampa, FL 33609
(813) 235-4270 toll free 877-332-4698 fax (813) 319-5804
www.cns-wellness.com

# PROMISSORY NOTE

August 29, 2010

It is hereby documented that the amount of $37,139.00 was loaned to CNS Wellness Florida LLC by Theodora K. Lambos on the date of 8/9/2010.

The terms of the note are: Simple interest at 5% annual rate until the loan is paid. Interest is to accrue monthly.

Signed:

William A. Lambos, Ph.D.

Theodora K. Lambos